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#2350426  (116721.034)
#2350426  (116721.034)
                 SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
          This Sixth Amendment to Loan and Security Agreement made as of the 26th day of September, 2003 (this "Amendment") by and between NEW BRUNSWICK SCIENTIFIC CO., INC. (the "Borrower"), a corporation organized under the laws of the State of New Jersey, having an address at 44 Talmadge Road, Edison, New Jersey 08818-4005 and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank) (the "Bank"), a national banking association formed under the laws of the United States of America, having an office at 370 Scotch Road, West Trenton, New Jersey 08628.
                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Bank and the Borrower previously entered into commercial lending arrangements in accordance with the terms and conditions of a certain Loan and Security Agreement dated April 1, 1999, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 22, 1999 between the same parties, as further amended by that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2000 between the same parties, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of May 11, 2001 between the same parties, as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of November 13, 2001 between the same parties and as further amended by that certain Fifth Amendment to Loan and Security Agreement dated as of March 15, 2002 (the "Agreement"); and
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          WHEREAS,  the  Borrower  and  the  Bank have agreed to, subject to the provisions hereof, among other things, (i) make a certain Incremental Term Loan in the principal amount of $1,500,000, (ii) decrease the amount available with respect to Incremental Term Loans from $12,500,000 to $10,000,000, (iii) convert $900,000 of Equipment Loan Advances to a term loan, and (iv) to amend certain financial covenants in the Agreement.
          NOW, THEREFORE, for and in consideration of mutual covenants and agreements herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:
1. The following definitions contained in Subsection 1.1 of the Agreement are hereby amended in their entirety to read as follows
"Applicable  Margin":  Shall  mean  as  follows:
        WITH RESPECT TO EURODOLLAR LOANS     WITH RESPECT TO PRIME RATE LOANS
        --------------------------------     --------------------------------
   REVOLVING LOAN     An additional 125 basis points     a reduction of 1.25%.
   --------------     ------------------------------     ---------------------
   INCREMENTAL TERM LOANS     An additional 125 basis points     a reduction of
   ----------------------     ------------------------------     --------------
                                     1.25%.
                                     ------
   EQUIPMENT LOAN     An additional 125 basis points     a reduction of 1.25%
   --------------     ------------------------------     --------------------

     Notwithstanding the foregoing, with respect to (i) the Equipment Loan in the original principal amount of $900,000, as evidenced by the Equipment Term Note being delivered simultaneously with the Sixth Amendment, and (ii) the Incremental Term Loan in the original principal amount of $1,500,000 as contemplated by the Sixth Amendment, the Applicable Margin for Eurodollar Loans shall be an additional 175 basis points and for Prime Rate Loans shall be a reduction of .75%, until such time as the Borrower has satisfied the provisions of Subsection 9.23(1) of the Agreement (as evidenced by the financial statements to be delivered pursuant to Subsections 9.12(a) and (b) hereof) for two consecutive quarters, on a rolling four quarter basis; provided that it is hereby acknowledged by the parties hereto that the failure of the Borrower to comply with such covenant shall constitute an Event of Default hereunder and that the Bank reserves all of its rights and remedies with respect thereto, including, without limitation, the right to charge the Default Rate.

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2.     The  following  definitions  are  hereby  added  to Subsection 1.1 of the
Agreement  to  read  as  follows:
"Sixth  Amendment":  That certain Sixth Amendment to Loan and Security Agreement
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dated  as  September  26,  2003  by  and  between  the  Borrower  and  the Bank.
3.     Subsection  3.1(a) of the Agreement is hereby amended to read as follows:
(a)  General  Terms.  The  Bank  agrees  to lend to the Borrower individual term
     --------------
loans in increments of $250,000.00 or more (collectively, the "Incremental Term Loans") up to the aggregate principal sum of $7,692,500, pursuant to the terms hereof. If the Borrower shall request Incremental Term Loans which, when added together with all other Incremental Term Loans, would result in the aggregate principal balance of all Incremental Term Loans exceeding $7,692,500, such requested Incremental Term Loans (collectively, the "Excess Incremental Term Loans") shall only be made by the Bank if the Bank, in its sole and absolute discretion, determines to honor such requests, and if the Bank so desires to honor such requests, upon the terms and conditions imposed by the Bank, and in no event shall the aggregate principal amount of all Incremental Term Loans exceed TEN MILLION 00/100 DOLLARS ($10,000,000.00), unless no Event of Default shall have occurred at anytime during the period commencing on the date of the Sixth Amendment and ending on (and including) the last day of the first fiscal quarter of 2005 and no Default shall exist on the last day of the first fiscal quarter of 2005, in which case, in no event shall the aggregate principal amount of all Incremental Terms Loans exceed TWELVE MILLION FIVE HUNDRED AND 00/100
DOLLARS  ($12,500,000.00).   If  the  Borrower requests an Incremental Term Loan
after the last day of the first fiscal quarter of 2005 and such Incremental Term Loan, together with all other prior Incremental Term Loans, shall exceed TEN MILLION AND 00/100 DOLLARS ($10,000,000.00), the Borrower shall deliver to the Bank, prior to the Bank extending (without any obligation to do so) any such Incremental Term Loan, such financial statements and other information as requested by the Bank evidencing that such no Event of Default has occurred and that no such Default exists for period and as of the date described above, all such financial statements and other information to be in form and substance satisfactory to Bank. The Borrower's right to request the issuance of Incremental Term Loans from the Bank shall terminate on the Termination Date and the Bank shall have no obligation to make any Incremental Term Loans after such date. The outstanding principal amount of all previous advanced Incremental Term
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Loans under this Subsection 3.1(a), since April 1, 1999, shall be considered for the purposes of determining the amount available under this Subsection 3.1(a) hereof.
4.     Subsection  4.1(g) of the Agreement is hereby amended to read as follows:
(g)  Equipment  Line  of  Credit  Note.  Initially,  the principal amount of the
     ---------------------------------
Equipment Loan Advances to be made by the Bank shall all be evidenced by a single promissory note of the Borrower (the "Equipment Line of Credit Note"), substantially in the form attached to the Fifth Amendment as Exhibit A, in the
                                                               ---------
principal face amount equal to the Equipment Loan Advance Limit. On September 26, 2003, March 15, 2004 and May 31, 2005 ("Conversion Dates"), the outstanding principal amount advanced by the Bank as Equipment Loan Advances since the Closing Date or the last Conversion Date, as the case may be, shall be converted to a term loan and evidenced by a separate promissory note of the Borrower (each such promissory note, as it may be amended, restated, substituted or extended, an "Equipment Term Note") in the principal face amount equal to such amount of said Equipment Loan Advances, substantially in the form attached to the Fifth Amendment as Exhibit B. The Equipment Term Notes shall be dated the date of
               ----------
said  Conversion  Date.
5. The definition of "Debt Service Coverage Ratio" contained in Subsection 9.23(d) is hereby amended as follows:
"Debt Service Coverage Ratio" shall mean the sum of net income (adjusted for any noncash losses, to the extent of the Borrower's investment in DGI, resulting from equity offerings which reduce the Borrower's ownership interest in DGI, whereby said interest is reduced below 50%) plus interest expense plus income tax expense minus income tax benefit plus depreciation and amortization plus rent or lease payments, minus dividends paid, all for the period being tested, divided by the sum of interest expense plus the principal payments made on long term debt plus principal payments made on capital leases, plus rent or lease payments, all for the period being tested, as reflected on the Borrower's financial statements, provided that excluded from the foregoing calculation is payment of the outstanding principal of the Revolving Loan with a Termination Date of May 31, 2005. All payments referred to above shall include all such payments made by the Borrower whether as direct obligor or as guarantor. This ratio shall be computed as of the end of the last fiscal quarter and on a rolling four quarter basis.
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6.     Subsection 9.23(l) of the Agreement is hereby amended to read as follows:
(1)     Debt  Service Coverage Ratio of the Borrower and Subsidiaries.  Borrower
        --------------------------------------------------------------
and its Subsidiaries, on a consolidated basis, shall, at all times, maintain a Debt Service Coverage Ratio of not less than 1.30 to 1.00. For the purposes of this Subsection 9.23(l), "Debt Service Coverage Ratio" shall mean the sum of net income (adjusted for any noncash losses, to the extent of the Borrower's investment in DGI, resulting from equity offerings which reduce the Borrower's ownership interest in DGI, whereby said interest is reduced below 50%) plus interest expense plus income tax expense minus income tax benefit plus depreciation and amortization plus rent or lease payments, minus dividends paid, all for the period being tested, divided by the sum of interest expense plus the principal payments made on long term debt plus principal payments made on capital leases, plus rent or lease payments, all for the period being tested, as reflected on the Borrower's financial statements, provided that excluded from the foregoing calculation is payment of the outstanding principal of the Revolving Loan with a Termination Date of May 31, 2005. All payments referred to above shall include all such payments made by the Borrower whether as direct obligor or as guarantor. This ratio for purposes of this Subsection 9.23(1) shall be tested at the end of each fiscal quarter, commencing December 31, 2003, and on a rolling four quarter basis, provided that with respect to the Borrower's fourth fiscal quarter ending December 31, 2003, first fiscal quarter ending April 3, 2004, and second fiscal quarter ending July 3, 2004, said covenant shall be tested on a rolling one quarter, two quarter and three quarter basis, respectively.
7.     Subsection 9.23(m) of the Agreement is hereby amended to read as follows:
(m)     Net  Worth  of Borrower and Subsidiaries. Borrower and its Subsidiaries,
        ----------------------------------------
on a consolidated basis, shall maintain a Net Worth of at least (i) $32,600,000 as of the December 31, 2003, (ii) $32,950,000 as of April 3, 2004, (iii)
$33,300,000  as  of July 3, 2004 (iv) $33,500,000 as of October 2, 2004, and (v)
$33,800,000 as of December 31, 2004. With respect to each fiscal quarter end thereafter, the minimum Net Worth of the Borrower and its Subsidiaries, on a consolidated basis, shall increase by not less than 65% of the net income for the immediately preceding fiscal year just ending (with no reduction for losses).
8. The following Subsection 9.23(p) is hereby added to the Agreement to read as follows:
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(p)     Maximum  Net  Loss.  Borrower  and  its  Subsidiaries, on a consolidated
        ------------------
basis, shall not report a net loss before taxes, of greater than $1,029,000 for ] fiscal quarter ending September 27, 2003.
9. The following subsection 9.27 is hereby added to the Agreement to read as follows:
9.27     Liquid  Assets.  The  Borrower  shall  own and maintain at all times at
         --------------
least $3,000,000 of "Liquid Assets." For the purpose of this Subsection 9.27, "Liquid Assets" shall mean cash and securities traded on the New York Stock Exchange, the American Stock Exchange or NASDAQ. Notwithstanding the foregoing, the Borrower shall not be required to continue to comply with the foregoing provisions of this Subsection 9.27 in the event that no Event of Default shall have occurred at anytime during period commencing the date of the Sixth Amendment and ending (and including) December 31, 2004 and no Default shall exist on December 31, 2004.
10.     Subsection  13.17 of the Agreement is hereby amended to read as follows:
13.17     Exemplary  Damages,  Jury Trial Waiver.  The parties hereto agree that
          --------------------------------------
they shall not have a remedy of punitive or exemplary damages against other parties in any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between the parties hereto (a "Dispute") and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute. THE PARTIES HERETO IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

11. Borrower shall pay simultaneously herewith (i) a fee to the Bank in the amount of $5,000 and (ii) all reasonable expenses and expenditures of the Bank, including, without limitation, reasonable attorneys' fees and expenses incurred or paid by the Bank in connection with this Amendment and all other documents delivered in connection herewith.
12. Prior to extending the Borrower the $1,500,000 Incremental Term Loan for the purpose of acquiring the assets of RS Biotech, (i) no Default or Event of Default shall exist at the time of such advance, (ii) the Borrower shall have delivered to the Bank a copy of the Purchase Agreement with respect to such
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
acquisition, in form and substance satisfactory to the Bank, and (iii) Borrower shall have complied with all terms and conditions with respect to Incremental Term Loans under the Agreement, as well as with any other requirements imposed by the Bank.
13.     All  provisions  contained  in  the Loan Documents similar to Subsection
13.17  of  the  Agreement  are  hereby  amended  in a manner consistent with the amendment  to  said  Section  13.17  set  forth  in  the  Sixth  Amendment.
14. This Amendment has been duly executed and delivered by the parties hereto, and the Agreement, as amended hereby, and all other documents executed in connection with the Agreement and this Amendment, as amended, constitute legal, valid and binding obligations of the parties thereto in accordance with their terms.
15. The parties hereto confirm and agree that, except as modified or changed by virtue of this Amendment and the other documents delivered in connection herewith, the Agreement and the other documents executed in connection with the Agreement and this Amendment are and shall remain in full force and effect, and that the parties hereto each are and shall be entitled to all rights and interests  and  subject  to  all  liabilities  created thereunder and hereunder.
16. All capitalized terms contained in this Amendment shall have the same meanings ascribed to them in the Agreement.
17. This Amendment may be executed in one or more counterparts, each of which shall constitute one and the same Amendment.
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     IN  WITNESS  WHEREOF,  the parties hereunto set their hands and cause these presents to be signed by the authorized officers on the date and year first above mentioned.

     NEW  BRUNSWICK  SCIENTIFIC  CO.,  INC.


     BY:________________________________________
                              SAMUEL  EICHENBAUM,  Vice  President,
                              Finance



     WACHOVIA  BANK,  NATIONAL  ASSOCIATION


     BY:________________________________________
                              RICHARD  ANDERSON,  Vice  President
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